UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPTT	NYSE American
Series A Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.03 Material Modification to Rights of Security Holders.

As described below under Item 5.07, at a special meeting of the stockholders of Ocean Power Technologies, Inc. (the “Company”) held on September 10, 2026, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s common stock, par value $0.001 (the “Common Stock”), and authorized the Board of Directors (the “Board”) to, at their sole discretion, select a ratio of between 1-for-5 and 1-for-50.

Immediately following the meeting, the Board met, considered and determined to set the reverse stock split ratio at 1-for-30 (the “Reverse Stock Split”). The Reverse Stock Split will become effective as of 5:00 p.m., Eastern Time on September 11, 2026 (the “Effective Time”), pursuant to a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 11, 2026.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This discussion is qualified in its entirety by reference to the full text of the Certificate of Amendment.

In connection with the Reverse Stock Split, the CUSIP number of the Common Stock will be changed to 674870605. The Common Stock will begin trading on the NYSE American on a split-adjusted basis on September 14, 2026.

As a result of the Reverse Stock Split, every 30 shares of the Company’s issued and outstanding Common Stock will be converted into one (1) share of Common Stock, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 270.1 million to approximately 9.1 million. There was no change in the par value of the Common Stock and the total number of authorized shares of Common Stock was also unchanged.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Common Stock not evenly divisible by 30, will have the number of post-reverse split shares of the Common Stock to which they are entitled rounded up to the next whole number of shares of the Common Stock. No stockholders will receive cash in lieu of fractional shares.

The Reverse Stock Split will not change the authorized number of shares of Common Stock or preferred stock of the Company. Pursuant to the terms of the Company’s outstanding convertible securities, options and warrants, the number of shares into which such convertible securities may be converted will be proportionately adjusted to reflect the Reverse Stock Split, and, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under of all of the Company’s outstanding stock options and warrants to purchase shares of common stock, and the number of shares reserved for issuance pursuant to the Company’s equity compensation plans will be reduced proportionately.

In addition, pursuant to the terms of that certain Amended and Restated Section 382 Tax Benefits Preservation Plan, dated as of June 29, 2026 (the “Plan”), by and between the Company and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”), the Reverse Stock Split resulted in an automatic, mechanical, and proportional adjustment pursuant to Section 11(o) of the Plan to the purchase price of the preferred stock purchase rights (the “Rights”) associated with each outstanding share of Common Stock.

Effective as of the Effective Time, the initial purchase price of $2.25 per one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), was multiplied by the Reverse Stock Split ratio factor of 1-for-30, resulting in an adjusted purchase price of $67.50 per one one-thousandth of a share of Preferred Stock, subject to further adjustment as provided in the Plan.

Pursuant to Section 11(o) of the Plan:

●	(i) the fraction of a share of Preferred Stock purchasable upon exercise of each Right remains unchanged at one one-thousandth of a share of Preferred Stock per Right; and
●	(ii) the number of Rights associated with each outstanding share of Common Stock remains unchanged at one (1) Right per share.

On September 10, 2026, in accordance with Section 12 of the Plan, the Company delivered to the Rights Agent the required notice setting forth the adjustments to the Purchase Price and the statement of facts and computations accounting for such adjustment. No formal text amendment to the Plan or its underlying exhibits was executed or required in connection therewith.

The Reverse Stock Split did not cause any stockholder or any affiliate or associate thereof to become an “Acquiring Person” under the Plan. Nor did the Reverse Stock Split cause the occurrence of a “Distribution Time,” “Stock Acquisition Date,” or other “Triggering Event” under the Plan.

For more information regarding the amendment and the reverse split, please see the Company’s proxy statement filed on August 3, 2026.

The Company issued a press release on September 10, 2026 announcing the reverse split, a copy of which is filed herewith as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information from Item 3.03 regarding the Certificate of Amendment is incorporated into this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the special meeting of the stockholders of the Company held on September 10, 2026, the result of the vote to authorize the Board, in its sole and absolute discretion, without further action of the stockholders, to amend the Company’s Certificate of Incorporation to implement a reverse stock split of the Common Stock at a ratio of not less than 1-for-5 and not greater than 1-for-50, within one year from the date of the meeting, with the exact ratio to be determined by the Board was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
85,632,215	40,675,726	790,545	0

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to the Company’s Certificate of Incorporation filed on September 11, 2026

99.1	Press release dated September 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2026

OCEAN POWER TECHNOLOGIES, INC.

/s/ Philipp Stratmann
Philipp Stratmann
President and Chief Executive Officer